EXHIBIT 99.1

Psychemedics Corporation Announces Reverse and Forward Stock Split

DALLAS, Dec. 02, 2024 (GLOBE NEWSWIRE) -- Psychemedics Corporation (Nasdaq: PMD) (the “Company”), the world’s leading provider of hair testing for drugs of abuse, today announced that, following the approval of the Company’s stockholders at its Annual Meeting of Stockholders held on November 25, 2024, the Company’s Board of Directors has approved a 1-for-5,000 reverse stock split of its common stock (the “Reverse Stock Split”) followed immediately by a 5,000-for-1 forward stock split of its common stock (the “Forward Stock Split,” and together with the Reverse Stock Split, the “Stock Split”), to be effective at 5:01 p.m. and 5:02 p.m., Eastern Time, respectively, on Tuesday, December 3, 2024. Beginning with the opening of trading on Wednesday, December 4, 2024, the Company’s common stock will continue to trade on the Nasdaq Capital Market on a post-Forward Stock Split basis under the existing symbol “PMD”.

Stockholders who hold fewer than 5,000 shares immediately prior to the Reverse Stock Split will be paid $2.35 in cash, without interest, for each share of the Company’s common stock held by them at the effective time of the Reverse Stock Split, and thereafter they will no longer be stockholders of the Company. Stockholders owning more than 5,000 shares of the Company’s common stock at the effective time of the Reverse Stock Split (the “Continuing Stockholders”) will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split, if any. The Forward Stock Split, which will immediately follow the Reverse Stock Split, will reconvert whole shares and fractional share interests held by the Continuing Stockholders back into the same number of shares of common stock held by such Continuing Stockholders immediately before the effective time of the Reverse Stock Split. As a result of the Forward Stock Split, the total number of shares of the Company’s common stock held by a Continuing Stockholder will not change as a result of the Reverse Stock Split.

Computershare Trust Company, N.A. is acting as exchange and paying agent for the Stock Split. Registered stockholders holding pre-split shares of the Company’s common stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Stock Split.

As previously announced, the Company is undertaking the Stock Split in connection with the proposed delisting of its common stock from The Nasdaq Stock Market and the deregistration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, to avoid the substantial cost and expense of being a public reporting company and to allow the Company to have more time to focus on managing the Company’s businesses and undertaking new initiatives that may result in greater long-term growth and increased stockholder value. The Company anticipates savings exceeding $845,000 on an annual basis as a result of the proposed deregistration and delisting transaction.

Additional information about the Stock Split can be found in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on October 18, 2024.

About Psychemedics Corporation

Psychemedics Corporation is the world’s leading provider of hair testing for the detection of drugs of abuse. The Company’s patented process is used by thousands of U.S. and international clients, including Fortune 500 companies, for pre-employment and random drug testing. Major police departments, Federal Reserve banks, schools, and other public entities also rely on our unique patented drug testing process. We strongly believe our drug testing method to be superior to any other product currently in use, including traditional urine testing and other hair testing methods. To learn more, visit www.psychemedics.com.

Use of Forward-Looking Statements

Cautionary Statement for purposes of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995: From time to time, information provided by the Company may contain forward-looking information that involves risks and uncertainties. In particular, statements contained in this press release that are not historical facts may be “forward looking” statements, including, but not limited to, statements concerning the timing and effectiveness of the implementation of the Stock Split, the deregistration and delisting of the Company’s common stock, and the perceived benefits and costs of the proposed transaction. Actual results may differ from those stated in any forward-looking statements. Factors that may cause such differences include but are not limited to risks associated with the changes in U.S. and foreign government regulations, including but not limited to U.S. Food and Drug Administration regulations, research and development spending, competition (including, without limitation, competition from other companies pursuing the same growth opportunities), the Company’s ability to maintain its reputation and brand image, the ability of the Company to achieve its business plans, cost controls, leveraging of its operating platform, risks of information technology system failures and data security breaches, the uncertain global economy, the Company’s ability to attract, develop and retain executives and other qualified employees and independent contractors, including distributors, the Company’s ability to obtain and protect intellectual property rights, litigation risks, general economic conditions and other factors disclosed in the Company’s filings with the SEC. The forward-looking statements contained herein speak only of the Company's expectations as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions, or circumstances on which any such statement is based.

Psychemedics Investor Contact:

Daniella Mehalik
VP of Finance
(800) 628-8073
DaniellaM@psychemedics.com